EXHIBIT 99.1

Spark Networks Reports Fourth Quarter and Full Year 2022 Results

•Company Focused on Improving Profitability through Expense Reduction
•Company Continues Strategic Review Process
•Chelsea Grayson to Serve as Permanent CEO

BERLIN, March 30, 2023 – Spark Networks SE (NASDAQ: LOV) (“the Company”), a leading social dating platform for meaningful relationships, today reported financial results for its fourth quarter and full year ended December 31, 2022.

Chelsea Grayson, CEO of Spark Networks, said, “I am pleased to announce that I have accepted the board’s request to serve as Spark’s permanent CEO. During the strategic review, what has become clear is that Spark is far more than just Zoosk. While Zoosk holds strategic value as a large mass market dating site, we also have a base of quality affinity brands (including EliteSingles, SilverSingles, eDarling, Christian Mingle and Jdate) to invest in other than just Zoosk, which are in demand by a large global paying subscriber base. Our non-Zoosk business is close to 50% of total revenue and several of our non-Zoosk brands have some of the best returns on capital in our portfolio. Going forward, we have identified several areas where we believe the Company can substantially increase cost efficiency and solidify around a lower revenue base with a well-diversified collection of key meaningful brands, with the goal of substantially improving Adjusted EBITDA margins. Fundamentally, improving profitability is our highest priority. We are targeting at least a 50% increase in Adjusted EBITDA in 2023 or $28.0 million in Adjusted EBITDA. Going forward, we plan to accelerate our debt paydown with additional free cash flow. Our long-term goal is to achieve and sustain 25-30% plus Adjusted EBITDA margins consistent with industry averages.”

We believe the foregoing can be achieved if we can execute the following initiatives:

•Solidify around a diversified core of key meaningful brands and achieve a trough revenue base in 2023.
•Reallocate capital into more profitable marketing channels and diversify away from affiliate to direct and social channels.
•Reallocate our marketing budget across our highest ROI yields.
•Improve product functionality across the portfolio to improve retention and engagement.
•Use our approximately $250 million in combined net operating losses (NOLs) to minimize taxable income.

Ms. Grayson added, “We believe the best way to build and sustain shareholder value is to target higher annual Adjusted EBITDA margins by right-sizing our cost structure, investing in our brands that have the highest ROI, reallocating capital to customer acquisition channels with the highest returns and strengthening our defined and diverse brands. We aim to substantially deleverage as we move forward and run a simpler, more profitable business model.”

Fourth Quarter 2022 Financial Results

•Revenue was $41.6 million, compared to $52.0 million in the fourth quarter of 2021. On a constant currency basis,(1) revenue would have been $43.7 million in the fourth quarter of 2022.(2)

•Net loss was $17.2 million, compared to $9.9 million in the fourth quarter of 2021.

•Adjusted EBITDA(3) was $11.0 million, or a 26% adjusted EBITDA margin, compared to $14.3 million, or a 28% adjusted EBITDA margin, in the fourth quarter of 2021.

Full Year 2022 Financial Results

•Revenue was $187.8 million, compared to $216.9 million in 2021. On a constant currency basis,(1) revenue would have been $197.1 million in 2022.(2)

•Net loss was $44.2 million, compared to $68.2 million in 2021.

•Adjusted EBITDA(3) was $18.5 million, or a 10% Adjusted EBITDA margin, compared to $33.0 million, or a 15% adjusted EBITDA margin, in 2021.

Please see the table captioned “Reconciliation of Net loss to Adjusted EBITDA” included at the end of this release for a reconciliation of Adjusted EBITDA, which is a non-U.S. GAAP measure, and Adjusted EBITDA margin, which is a non-U.S. GAAP ratio, to U.S. GAAP.

Strategic Alternatives Review Update:

The company continues its strategic alternatives review.

Investor Conference Call

Spark Networks management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss the Company's financial results.

To access the live call, dial 1-888-349-0106 (US and Canada) or +1 412-902-0131 (International) and ask to join the Spark Networks' call.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the Company’s website at https://investor.spark.net/investor-relations/home. In addition, a phone replay will be available approximately two hours following the end of the call and will remain available for one week. To access the call replay, dial 1-877-344-7529 (US) or +1 412-317-0088 (International) and enter the replay passcode: 1409046.

About Spark Networks SE

Spark Networks SE (NASDAQ: LOV) is a leading social dating platform for meaningful relationships focusing on the 40+ demographic and faith-based affiliations. Spark’s portfolio of premium and freemium dating apps include Zoosk, EliteSingles, SilverSingles, Christian Mingle, Jdate, and JSwipe, among others. Spark is headquartered in Berlin, Germany, with offices in New York and Utah.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, statements involving known and unknown risks, uncertainties, and other factors that may cause Spark Networks’ performance or achievements to be materially different from those of any expected future results, performance, or achievements. These statements include, without limitation, statements regarding whether we will invest in our non-Zoosk brands as anticipated; whether we substantially increase cost efficiency and solidify around a lower revenue base with a well-diversified collection of key meaningful brands; whether we will substantially improve Adjusted EBITDA margins; whether we will improve profitability; whether we will achieve a 50% increase in Adjusted EBITDA in 2023 or $28 million in Adjusted EBITDA; whether we will accelerate our debt paydown with additional free cash flow; whether we will achieve and sustain 25-30%-plus Adjusted EBITDA margins in the long-term; whether we will solidify around a diversified core of key meaningful brands and achieve a trough revenue base in 2023, reallocate capital into more profitable marketing channels and diversify away from affiliate to direct and social channels, reallocate our marketing budget across our highest ROI yields, improve product functionality across the portfolio to improve retention and engagement, use our approximately $250 million in combined net operating losses to minimize taxable income, and, if we accomplish these initiatives, whether they will lead to achieving the other goals stated above; whether targeting higher annual Adjusted EBITDA margins by right-sizing our cost structure, whether we will successfully build and sustain shareholder value by targeting higher annual Adjusted EBITDA margins by right-sizing our cost structure, investing in our brands that have the highest ROI, reallocating capital to customer acquisition channels with the highest returns and strengthening our defined and diverse brands; whether we will substantially deleverage as we move forward and run a simpler, more profitable business model; and the results, if any, of our strategic alternatives review.

Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “guides,” and variations thereof, or the use of future tense, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to, risks related to the degree of competition in the markets in which Spark Networks operates; risks related to the ability of Spark Networks to retain and hire key personnel, operating results and business generally; the timing and market acceptance of new products introduced by Spark Networks’ competitors; Spark Networks’ ability to comply with new and evolving regulations relating to data protection and data privacy; general competition and price measures in the market place; risks related to the duration and severity of COVID-19 and its impact on Spark Networks’ business; and general economic conditions. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” in Spark Networks’ most recent Annual Report on Form 10-K and in other sections of Spark Networks’ filings with the Securities and Exchange Commission (“SEC”), and in Spark Networks’ other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement except as required by law.

For More Information
Investor contact:
MKR Investor Relations, Inc.
Todd Kehrli
lov@mkr-group.com

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: constant currency revenue, Adjusted EBITDA and Adjusted EBITDA margin. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP. We are not able to provide a reconciliation of our Adjusted EBITDA margin financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measure in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

1 We provide a constant currency revenue amount to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations. We define non-GAAP constant currency revenue as total revenue excluding the effect of foreign exchange rate movements. Non-GAAP constant currency revenue are calculated by translating current quarter revenues using prior period exchange rates.

2 Revenue for the three months and year ended December 31, 2022 includes virtual currency deferred revenue of $0.3 million and $2.5 million, respectively. During the quarter ended September 30, 2022, the Company analyzed its virtual currency deferred revenue balance to determine the likelihood of redemption. Virtual currency is paid for upfront and is recorded as deferred revenue until the currency is redeemed, at which point the Company recognizes the revenue. The Company’s analysis showed a likelihood of redemption of its virtual currency after 12 months of purchase is remote. Based on this analysis, during the three months and year ended December 31, 2022, the Company recognized revenue of $0.3 million and $2.5 million, respectively, related to its virtual currency deferred revenue that had been included in the Company’s deferred revenue balance for more than 12 months. Going forward the Company will continue to analyze its virtual currency deferred revenue balance and will recognize revenue on a quarterly basis for all virtual currency that is held for longer than 12 months.

3 Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), a non-U.S. GAAP financial measure, and Adjusted EBITDA margin, a non-GAAP ratio, are a few of the primary metrics by which we evaluate the performance of our business, budget, forecast and compensate management. We believe these measures provide management and investors with a consistent view, period to period, of the core earnings generated from the ongoing operations and allows for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision-making. We define Adjusted EBITDA as net earnings (loss) excluding interest expense, (gain) loss on foreign currency transactions, income tax (benefit) expense, depreciation and amortization, asset impairments, stock-based compensation expense, acquisition related costs and other costs. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Each of Adjusted EBITDA and Adjusted EBITDA margin has inherent limitations in evaluating the performance of the Company, and you should not consider these measures in isolation or as a substitute for analyzing the Company’s results as reported under U.S. GAAP. Some of these limitations include:

•Adjusted EBITDA and Adjusted EBITDA margin do not reflect the cash capital expenditures during the measurement period;
•Adjusted EBITDA and Adjusted EBITDA margin do not reflect any changes in working capital requirements during the measurement period;
•Adjusted EBITDA and Adjusted EBITDA margin do not reflect the cash tax payments during the measurement period; and
•Adjusted EBITDA and Adjusted EBITDA margin may be calculated differently by other companies in our industry, thus limiting its value as a comparative measure.

Because of these limitations, Adjusted EBITDA and Adjusted EBITDA margin should be considered in addition to other financial performance measures, including net income (loss) and our other U.S. GAAP results. A reconciliation of the Adjusted EBITDA and Adjusted EBITDA margin for the three months and year ended December 31, 2022 and 2021 can be found in the table below captioned “Reconciliation of Net loss to Adjusted EBITDA.”

Spark Networks SE
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$11,438	$16,141
Accounts receivable, net	5,154	6,261
Goodwill and intangible assets	132,575	164,113
Other assets	15,210	23,286
Total assets	$164,377	$209,801
Liabilities and Shareholders' (Deficit) Equity
Current portion of long-term debt	$94,817	$17,593
Accounts payable	6,487	11,474
Deferred revenue	28,085	36,973
Accrued expenses and other current liabilities	24,247	27,042
Long-term debt, net of current portion	—	64,531
Other liabilities	17,527	19,495
Total liabilities	171,163	177,108
Total shareholders' (deficit) equity	(6,786)	32,693
Total liabilities and shareholders' (deficit) equity	$164,377	$209,801

Spark Networks SE
Condensed Consolidated Statements of Operations
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$41,641	$51,976	$187,763	$216,905
Operating costs and expenses:
Cost of revenue, exclusive of depreciation and amortization	20,074	27,371	117,907	131,974
Other operating costs and expenses	31,913	35,701	89,192	118,951
Total operating costs and expenses	51,987	63,072	207,099	250,925
Operating loss	(10,346)	(11,096)	(19,336)	(34,020)
Other income (expense), net	644	(3,252)	(17,862)	(15,737)
Loss before income taxes	(9,702)	(14,348)	(37,198)	(49,757)
Income tax (expense) benefit	(7,544)	4,414	(6,992)	(18,398)
Net loss	$(17,246)	$(9,934)	$(44,190)	$(68,155)

Reconciliation of Net loss to Adjusted EBITDA (Unaudited):

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Net loss	$(17,246)	$(9,934)	$(44,190)	$(68,155)
Net interest expense	3,607	3,101	16,377	13,453
(Gain) loss on foreign currency transactions	(3,976)	796	2,031	2,918
Income tax expense (benefit)	7,544	(4,414)	6,992	18,398
Depreciation and amortization	631	945	2,387	6,593
Impairment of goodwill, intangible assets, and capitalized software	18,479	20,864	30,269	52,950
Stock-based compensation expense	26	627	1,536	2,725
Other costs(1)	1,932	2,333	3,146	4,155
Adjusted EBITDA	$10,997	$14,318	$18,548	$33,037
Adjusted EBITDA margin(2)	26.4%	27.5%	9.9%	15.2%

(1) Includes primarily consulting and advisory fees related to special projects, as well as non-cash acquisition related expenses, post-merger integration activities and long-term debt transaction and advisory fees.
(2) We define “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Spark Networks SE
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2022	2021
Net loss	$(44,190)	$(68,155)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash items and other non-operating charges	51,533	86,998
Change in operating assets and liabilities	(16,914)	(2,180)
Net cash (used in) provided by operating activities	(9,571)	16,663
Capital expenditures	(2,502)	(1,086)
Net cash used in investing activities	(2,502)	(1,086)

Net cash provided by (used in) financing activities	7,524	(19,920)
Effects of exchange rate fluctuations on cash and cash equivalents and restricted cash	(161)	(495)
Net decrease in cash and cash equivalents and restricted cash	(4,710)	(4,838)

Cash and cash equivalents and restricted cash at beginning of period	16,279	21,117
Cash and cash equivalents and restricted cash at end of period	$11,569	$16,279